UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)
Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 647-6700
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modifications to Rights of Security Holders

On January 13, 2010, the Board of Directors of Texas Industries, Inc. (the “Company”) unanimously approved an amendment to the Rights Agreement dated as of November 1, 2006 between the Company and Mellon Investor Services, LLC , a copy of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed on October 20, 2006 (the “Rights Agreement”), to change the final expiration date of the Rights Agreement from November 1, 2016 to November 1, 2012.  Pursuant to the Rights Agreement, a dividend was distributed of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock, $1.00 par value, of the Company.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock at a price of $300 per one one-thousandth of a share of such Preferred Stock, upon the terms and conditions described in the Rights Agreement.  Unexercised Rights will also expire on November 1, 2012.

Furthermore, on January 13, 2010, the Board also unanimously adopted a policy that, after the expiration of the Rights Agreement, it will not thereafter adopt or extend any rights agreement or similar plan unless such adoption or extension is approved by the stockholders of the Company within no more than twelve months after the date of such adoption or extension.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2010, the Board of Directors of  the Company unanimously approved the following amendments to the Company’s bylaws:

1.            The required vote for election of directors in an uncontested election was changed from a plurality of votes cast to a majority of votes cast.  In contested elections, the required vote for the election of directors remains a plurality of the votes cast.  The amendments deleted the requirement in Section 3 of the Bylaws that the Board of Directors be elected by plurality vote, and replaced Section 7 with the following:
SECTION 7.
(a)   The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, but less than a quorum shall have power to adjourn any meeting from time to time without notice other than announcement at the meeting.
(b)   Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under specified circumstances, a majority of the votes cast at any meeting for the election of Directors at which a quorum is present shall elect Directors.  For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election.  Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that Director’s election.  Notwithstanding the foregoing, in the event of a contested election of Directors, Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present.  For purposes of this Bylaw, a contested election shall mean any election of Directors in which the number of candidates for election as Directors exceeds the number of Directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 8 of these Bylaws, based on whether one or more notice(s) of nomination were timely filed in accordance with Section 8; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.  If, prior to the time the Corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, Directors shall be elected by the vote of a plurality of the votes cast.
(c)    If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director shall, in accordance with the agreement contemplated by clause (d) of Section 11 of these Bylaws, promptly submit to the Board of Directors his or her resignation to be effective immediately.  The Board of Directors, in its sole discretion, may then fill any resulting vacancy pursuant to the provisions of Section 15 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 14 of these Bylaws.
(d)    Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

In addition, Section 11 was amended to add clause (d) and will now read as follows:
SECTION 11.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 8 or 9, as the case may be, of these Bylaws or, for incumbent directors, such other time as may be requested by the Secretary) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such questionnaire or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation, and (d) will abide by the requirements of Section 7 of these Bylaws.

2.           The classified Board of Directors will be phased out.  The term of office for directors elected at the 2010 annual shareholders meeting and thereafter will be one year, with the result that all directors will stand for election each year starting in 2012.   Section 14 of the Bylaws has been amended to read as follows:
SECTION 14.   The property and business of the Corporation shall be managed by a Board of not less than three, nor more than 21 Directors.  Beginning at the annual meeting of the stockholders in 2010, the Directors who are elected at the meeting shall be elected for a term of one year.  At the annual election in 2012 and all annual elections thereafter, all Directors shall be elected by the stockholders for a term of one year.  Nothing herein shall be construed to prevent the election of a Director to succeed himself.  Within the limits herein specified, the number of Directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 15 of these Bylaws, and each Director elected shall hold office until his successor shall be elected and shall qualify or his earlier death, resignation or removal.  Directors need not be stockholders.

A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1.  A copy of the press release announcing the amendments described above to the Bylaws and Rights Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

3.1           Bylaws of the Company

99.1           Press Release dated January 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Frederick G. Anderson
       Frederick G. Anderson
       Vice President and General Counsel
Date:	January 13, 2010